NORTH STATE BANCORP®

Experience relationship banking.

2008 ANNUAL MEETING

for our

CUSTOMERS

Exhibit 99.1

Total Assets (in millions) $249 $310 $382 $456 $548 $0 $100 $200 $300 $400 $500 $600 2003 2004 2005 2006 2007

Total Loans (in millions) $182 $245 $294 $346 $469 $0 $100 $200 $300 $400 $500 $600 2003 2004 2005 2006 2007

Total Deposits (in millions) $209 $269 $337 $402 $457 $0 $100 $200 $300 $400 $500 $600 2003 2004 2005 2006 2007

Total Net Interest Income (in thousands) $5,962 $8,464 $12,284 $14,825 $17,299 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 2003 2004 2005 2006 2007

Employee and Office Count Growth 0 20 40 60 80 100 120 2001 2002 2003 2004 2005 2006 2007 4-30-2008 0 1 2 3 4 5 6 7 8 # of FTE Employees # of Full-Service Offices

Net Income (in thousands) $979 $1,376 $2,438 $3,272 $3,095 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2003 2004 2005 2006 2007

$3.22 $4.83 $9.28 $9.65 $16.00 $12.75 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 2002 2003 2004 2005 2006 2007 Year End Stock Price

P/E and Price / Book Multiples
Source:  SNL Data
P/E Ratio Price/Book
American Community Bancorp, Inc. 18.4 130.7
Bank of the Carolinas Corporation NM 75.7
Cape Fear Bank Corporation NM 119.2
Capital Bank Corporation 13.7 69.8
Carolina Bank Holdings, Inc. 12.1 111.3
Cooperative Bankshares, Inc. 20.2 90.2
Crescent Financial Corporation 19.0 77.3
First Bancorp 11.6 143.1
First South Bancorp, Inc. 11.9 212.9
Four Oaks Fincorp, Inc. 15.6 164.5
Gateway Financial Holdings, Inc. 12.7 90.0
MidCarolina Financial Corporation 15.3 157.4
Mountain 1st Bank & Trust Company 20.7 131.1
New Century Bancorp, Inc. NM 81.2
Southern Community Financial Corporation 14.0 80.6
North State Bancorp 26.2 237.8

Reasons to Celebrate

Land Acquisition for New North Raleigh Location

Welcome to Wilmington! From soil . . . . . . to structure

NORTH STATE
BANK

NORTII STATE BANCORP ANNUAL MEETING 2008

Joining the Downtown Raleigh Resurgence Ribbon cutting & grand opening held on January 29 th

Milestone Reached: $100 Million in Community Association Accounts Greg Asbelle, Director of Cash Management, and Sandra Temple, Chief Operating Officer The Lockbox Team

Another Coastal Expansion Atlantic Bridge over the Intracoastal Waterway connecting Morehead City to Atlantic Beach A Loan Production Office in Morehead City

Milestone Surpassed: $500 Million in Assets

Impressive Growth Headquarters at North Hills Downtown Raleigh Garner North Raleigh Wake Forest West Raleigh Wilmington Morehead City Eight in Eight Years Offices

The Foundation of Our Success The North State Team

Sponsors
Sponsors
NORTH STATE BANK
104
Hospice of Wake County
128,000
One hundred twenty-eight thousand dollars and 00/100

NORTH STATE BANCORP ANNUAL MEETING 2008

Summer Salute 2007 $128,000 raised to benefit Hospice

Our Board of Directors

Carolina Bank
Bank of the Carolinas
Cape Fear Bank
MidCarolina Financial
Gateway Financial
Southern Comm. Financial
Mountain 1st Bank & Trust
Crescent Financial
First Bancorp
American Comm. Bancshares
New Century Bancorp
First Trust Bank
North State Bancorp

NORTII STATE BANCORP ANNUAL MEETING 2008

Noninterest Bearing Deposits Source: SNL Data 0.0% 5.0% 10.0% 15.0% 20.0% 25.0%

Deposit Market Share Wake County Source: FDIC 1.17% 1.61% 2.30% 2.37% 2.65% 3.00% 3.25% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 2001 2002 2003 2004 2005 2006 2007

Property Management Co./ HOAs Deposits $- $20,000,000 $40,000,000 $60,000,000 $80,000,000 $100,000,000 $120,000,000 2001 2002 2003 2004 2005 2006 2007 April 30th